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EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-52524, 33-52526, 33-52528, 33-92208, 33-92184, 333-65181, 333-94987,
333-37442, 333-70648, and 333-101806 of Starbucks Corporation on Forms S-8 of our report dated December 19, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Starbucks Corporation for the year ended September 28, 2003.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Seattle, Washington
December 19, 2003